Exhibit 99.2

Digital Optics Corporation

Unaudited Interim Financial Statements

As of and for the six months ended June 30, 2006

and for the six months ended June 30, 2005

DIGITAL OPTICS CORPORATION

UNAUDITED INTERIM BALANCE SHEETS

JUNE 30, 2006 AND 2005

(In thousands except share data)

	June 30, 2006	June 30, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	10,532	5,265
Accounts receivable, net	3,054	2,353
Inventories, net	1,490	1,113
Prepaid expenses and other assets	118	124

Total current assets	15,194	8,855

Property, net	13,156	15,694
Patents and license agreements, net	756	780
Other assets, net	—	21

Total assets	29,106	25,350

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	568	568
Accounts payable	199	174
Accrued expenses	1,042	800

Total current liabilities	1,809	1,542

Long-Term Debt	6,573	7,142
Series 1 mandatorily redeemable convertible preferred stock, par value $0.01; 4,166,667 shares authorized; 3,535,369 shares issued and outstanding (liquidation preference of $15,910,000)	11,247	11,044

STOCKHOLDERS’ EQUITY:
Common stock, par value $0.01; 7,000,000 shares authorized; 565,489 and 462,842 shares issued and outstanding for June 30, 2006 and 2005, respectively	6	5
Additional paid-in capital	43,080	42,976
Deferred Stock Based Compensation	—	(67)
Accumulated deficit	(33,609)	(37,292)

Total stockholders’ equity	9,477	5,622

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity	29,106	25,350

See notes to financial statements.

DIGITAL OPTICS CORPORATION

UNAUDITED INTERIM STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(In thousands)

	June 30, 2006	June 30, 2005
REVENUE	12,838	7,986
COST OF REVENUE	4,603	3,849

GROSS PROFIT	8,235	4,137

OPERATING EXPENSES:
Selling, general and administrative expenses	2,408	1,755
Research and development	2,019	2,325

Total	4,427	4,080

INCOME FROM OPERATIONS	3,808	57

OTHER INCOME (EXPENSE):
Interest, net	(42)	(137)
Other	—	—

Total	(42)	(137)

INCOME BEFORE INCOME TAXES	3,766	(80)

INCOME TAX PROVISION	100	—

NET INCOME/(LOSS)	3,666	(80)
Accretion of mandatorily redeemable convertible preferred stock	(102)	(100)

Net income (loss) attributable to common shareholders	3,564	(180)

See notes to financial statements.

DIGITAL OPTICS CORPORATION

UNAUDITED INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(In thousands)

	June 30, 2006	June 30, 2005
	(in thousands)	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	3,666	(80)
Adjustments to reconcile net income/loss to net cash from operating activities:
Depreciation and amortization	1,677	1,860
Expired patents	(10)	—
Stock based compensation	144	—
Changes in operating assets and liabilities:
Accounts receivable	(708)	(961)
Inventories	(93)	(70)
Prepaid expenses and other assets	66	11
Accounts payable	(348)	(284)
Accrued expenses	521	313
Deferred revenue	—	(26)

Net cash provided by operating activities	4,915	763

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property	(579)	(91)
Payments for patents	(54)	(76)

Net cash applied to investing activities	(633)	(167)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(285)	(281)
Proceeds from long-term debt	—	—
Proceeds from issuance of preferred and common stock	1	—

Net cash applied to financing activities	(284)	(281)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,998	315

CASH AND CASH EQUIVALENTS BALANCE, BEGINNING OF YEAR	6,534	4,950

CASH AND CASH EQUIVALENTS BALANCE, END OF YEAR	10,532	5,265

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	65	125
SUPPLEMENTAL SCHEDULE OF NON CASH FINANCING ACTIVITIES:
Accretion of mandatorily redeemable convertible preferred stock	(102)	(100)

See notes to financial statements.

DIGITAL OPTICS CORPORATION

NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(1) Summary of Significant Accounting Policies

Operations

Digital Optics Corporation (the “Company”) is a worldwide leader in the technology development, design, manufacture and marketing of micro optical sub-assemblies (OSAs) that are used in high-performance semiconductor equipment and other industries. The Company sells to customers located throughout the world.

Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash and Cash Equivalents

The Company considers all highly liquid investments having a original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash deposits with financial institutions that at times exceed federally insured limits. As of June 30, 2006 and 2005 cash deposits exceeded federally insured limits by approximately $11,018,000 and $5,445,000, respectively. Due to financial strength of the institutions, management does not believe there is significant risk of loss.

Accounts Receivable

The Company extends credit to its customers. By their nature, accounts receivable involve risk, including the credit risk of nonperformance by the customer. The Company maintains allowances ($236,258 and $224,995 as of June 30, 2006 and June 30, 2005, respectively) which management believes are adequate to absorb estimated losses to be incurred in realizing the recorded amounts of its accounts receivable. These allowances are determined by management based on historical sales, historical loss levels, and an analysis of collectibility of individual accounts. When an account is determined to be uncollectible, it is then charged directly to bad debt expense. Receivables are considered past due based on contractual and invoice terms.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO method). The Company provides for potentially obsolete or slow-moving inventory based on management’s analysis of inventory levels and future sales forecasts.

Property

Property is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally ranging from three to ten years for equipment and 39 years for buildings. Gains and losses from disposals are included in the statement of operations.

Patent and License Agreements and Other Intangibles

Costs associated with patents and license agreements are recorded at cost. Patents are amortized on a straight-line basis over the estimated useful lives, ranging from 10 to 20 years. License agreements are amortized on a straight-line basis over the terms of the agreements. Other intangibles are amortized on a straight-line basis over their estimated useful lives.

Revenue Recognition

The Company accounts for its revenues under the provisions of Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.” Under the provisions of SAB No. 104, the Company recognizes revenues when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed and determinable, and collectibility of the resulting receivable is reasonably assured.

Deferred Revenue

Deferred revenue consists of billings on production and prototype orders that have not been completed by the end of the financial reporting period. Costs incurred on these orders are reflected in work in process inventories.

Stock-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123(R)”) under which the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options was required. SFAS No. 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) for periods beginning in fiscal year 2006.

SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s Statement of Operations. In March 2007, the SEC issued SAB No. 107 in relation to FAS 123(R).

The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R). Thus, the Company adopted SFAS No. 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of the first day of the Company’s fiscal year 2006. In accordance with the modified prospective transition method, the Company’s Financial Statements for prior periods have not been restated to reflect, and do not include the impact of SFAS No. 123(R). The valuation provisions of SFAS No. 123(R) apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Historically, the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB No. 25 and only disclosed the impact of SFAS No. 123 within the footnote disclosures of the Company’s financial statements. Thus, no stock-based compensation expense had been recognized in the Company’s Historic Statement of Operations as permitted under SFAS No. 123.

The Company will continue to use the Black-Scholes valuation model to determine the estimated fair value of stock-based awards since this model utilizes the following award attributes to determine the estimated fair value of stock-based awards: fair value at date of grant, exercise price, risk free interest rate, volatility, expected life of the award, forfeiture rate and dividend rate.

The following table depicts the calculations prior to the adoption of the SFAS No. 123(R) (in thousands):

Six Months Ended June 30, 2005
Net loss - as reported	$(180)
Less: Stock-based employee compensation expense determined under fair value based method	(31)

Net loss - as adjusted	$(211)

Impact of the adoption of SFAS No. 123(R)

The Company elected to adopt the modified prospective application method as provided by SFAS No. 123(R). Accordingly, during the six months ended June 30, 2006, the Company recorded stock-based compensation cost totaling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS No. 123. Previously reported amounts have not been restated. The effect in income from operations of recording stock-based compensation for the six months ended June 30, 2006 was as follows (in thousands):

Six Months Ended June 30, 2006
Cost of revenues	$17
Research and development	51
Selling, general and administrative	76

Stock-based compensation effect in income from operations	$144

During the six months ended June 30, 2006, the Company granted 148,600 stock options with an estimated total grant-date fair value of $990,000 before estimated forfeitures. As of June 30, 2006, the unrecorded deferred stock-based compensation balance related to the fair value of stock option grants was $1,229,000.

The following weighted average assumptions have been used to estimate the fair value of stock option grants:

	Six Months Ended June 30,
	2006	2005
Expected life (years)	5.0	5.0
Risk-free interest rate	4.52%	3.69%
Dividend yield	0.0%	0.0%
Expected volatility	61%	65%

Advertising

Advertising costs are expensed as incurred. Advertising expense for the periods ending June 30, 2006 and 2005 was approximately $10,160 and $19,344, respectively.

Shipping and Handling Costs

The Company includes shipping and handling costs in cost of goods sold, as incurred.

(2) Inventories

Inventories consisted of the following at June 30:

	2006	2005
Raw materials	503	419
Work in process	637	584
Finished goods	675	460

	1,815	1,463
Inventory reserves	(325)	(350)

Total	1,490	1,113

(3) Property

Property consisted of the following at June 30:

	2006	2005
Land	1,455	1,455
Building	8,963	8,963
Equipment, furniture and computer equipment	4,156	4,123
Production equipment	20,214	19,410

	34,788	33,951
Accumulated depreciation	(21,632)	(18,257)

Total	13,156	15,694

(4) Patents, License Agreements and Other Intangibles

The Company has a single license agreement with a university that gives it exclusive rights to manufacture and sell certain products protected by patents held by the university. The agreement requires certain minimum royalty payments. If the Company fails to meet certain milestones under the license agreement, the university can end the period of exclusivity. Management believes the Company was in compliance with the terms of the agreement at June 30, 2006.

Costs recorded as patents and license agreements are as follows at June 30:

	2006	2005
UNC Charlotte patent	255	255
License agreement	68	68
Other patents	1,003	933

	1,326	1,256
Less accumulated amortization	(570)	(476)

Total	756	780

(5) Long-term Debt

In November 2004, the Company amended the $8,500,000 promissory note by reducing the term loan to a new principal amount of $2,027,778 and entering into a new revolving credit facility of $6,000,000. The Company transferred the related funds between the term loan and revolving credit facility accordingly. Interest on the outstanding principal balance under the revolving credit facility is payable monthly at prime (8.25% as of June 30, 2006) plus .75%. The outstanding principal balance on the revolving credit facility at June 30, 2006 was $6,000,000, due July 2007. The facility is secured by substantially all of the assets of the Company.

Long-term debt consisted of the following at June 30:

	2006	2005
Note payable to a bank in monthly principal installments of $47,222 plus interest at prime (8.25% at June 30, 2006) plus .75% with a final payment of approximately $563,000, collateralized by substantially all of the Company’s assets	1,129	1,696
Notes payable to Digital Optics Corporation employees with annual payments of $2,500, including interest at 5.62% due by June 2012	12	14
Revolving credit facility	6,000	6,000

	7,141	7,710
Less current portion	(568)	(568)

Total long-term portion	6,573	7,142

Principal maturities of the notes payable at June 30, 2006 are as follows:

Period ending June 30:
2007	568
2008	6,565
2009	2
2010	2
2011	2
Thereafter	3

Total	7,142

The promissory note contains certain restrictive and financial covenants including current ratio, debt to equity ratio, and minimums for net worth and liquidity. The promissory note may be prepaid by the Company at any time without penalty. As disclosed in footnote 13 subsequent events, the Company entered into definitive agreement to sell the Company. In conjunction with this transaction the Company paid the outstanding balance of the notes and credit facility and terminated these arrangements.

In June 2002, the Company entered into agreements with certain employees whereby the Company repurchased 145,000 shares of common stock from the employees. The employees received notes from the Company as consideration for the shares of common stock. These notes are unsecured and accrue interest at a rate of 5.62% per annum. As discussed above, these notes had an outstanding principal balance of $12,442 and $14,146 at June 30, 2006 and 2005, respectively.

(6) Leases

As of June 30, 2006, the Company had no significant non-cancellable operating or capital leases with initial or remaining lease terms in excess of one year. Lease expense for the periods ending June 30, 2006 and 2005 was approximately $12,651 and $13,641, respectively.

(7) Stockholders’ Equity

Mandatorily Redeemable Convertible Preferred Stock

The Series 1 Preferred Stock Purchase and Exchange Agreement was entered into July 23, 2003. The Series 1 Stock is convertible into a certain number of shares of the Company’s Common Stock. The conversion ratio used to determine the number of shares of Common Stock into which Series 1 Stock is convertible is currently 1 to 1. The conversion ratio is subject to adjustment by the anti-dilution provisions of the Company’s Certificate of Incorporation.

The holders of the Series 1 Stock vote together with the holders of the Common Stock on an as-if-converted basis. In addition, the holders of the Series 1 Stock have certain voting protective provisions that require the Company to obtain the affirmative vote of the holders of a certain percentage of the Series 1 Stock before the Company can take certain actions.

In addition, the Series 1 Stock has a liquidation preference over the Common Stock that is payable upon certain Liquidating Events (as defined in the Company’s Certificate of Incorporation). The per share liquidation preference for the Series 1 Stock is currently $4.50. After the payment to the holders of Series 1 Stock upon a Liquidating Event the remaining amounts to be distributed, if any, shall be distributed among the holders of the Common Stock and the Series 1 Stock pro rata based on the number of shares of Common Stock held by such stockholders (assuming full conversion of the Series 1 Stock).

The Company’s certificate of incorporation also provides for the redemption of the Series 1 Stock after July 1, 2008 upon the election of the holders of a majority of the Series 1 outstanding shares of Series 1 Stock. The redemption price is equal to $3.30 plus any accrued and unpaid dividends. Accretion related to the redemption of Series 1 Stock was $102,330 and $100,477 for the periods ended June 30, 2006 and 2005, respectively. Total accretion of $600,259 is included in accumulated deficit.

(8) Income Taxes

Deferred income taxes result from differences in the financial statement and tax basis of assets and liabilities and available net operating loss carryforwards. Deferred tax assets relate to net operating loss carryforwards, depreciation, and allowances for bad debt and obsolete inventory.

As of June 30, 2006, the Company had a deferred tax asset of approximately $12,000,000. Realization of the deferred tax asset is dependent upon future taxable income, if any, the amount and timing of which are uncertain and, accordingly, the deferred tax asset has been fully reserved by a valuation allowance of $12,000,000.

At June 30, 2006, the Company had federal net operating loss carryforwards of approximately $33,600,000 and state net operating loss carryforwards of approximately $18,620,000, which begin to expire in 2009, if not utilized sooner. The Internal Revenue Code provides limitation on net operating losses based upon changes in the equity of the Company. These limitations may limit the future utilization of net operating losses that currently exist.

(9) Retirement Plan

The Company maintains a defined contribution profit sharing plan which provides coverage to all full-time employees who are at least 18 years of age who were employed by the Company for at least six months at the end of the plan year. Participants can contribute 1% to 50% of their compensation on a pretax basis. The Company matches 50% of the participants first 6% contributed to the Plan. The Company may also make a discretionary contribution at the end of each plan year. The Company’s expense associated with the Plan was approximately $82,495 and $65,868 for the periods ending June 30, 2006 and 2005 respectively.

(10) Equity Compensation Plan

The Company maintains an Equity Compensation Plan (the “Plan”) whereby 1,009,692 and 1,112,339 shares of the Company’s common stock are available for granting common stock options under the Plan as of June 30, 2006 and 2005, respectively. The Company may, at its discretion, issue incentive or non-qualified options, stock appreciation rights, phantom stock or restricted stock. The terms and conditions of the awards made in accordance with the terms of the Plan vary but, in general, are at the discretion of the Compensation Committee. The option exercise price is set at no less than the estimated fair market value at the date of grant as determined by the Compensation Committee. Incentive stock options expire 10 years from the date of grant and generally vest in equal amounts over four years from the date of grant.

A summary of the status of the Equity Compensation Plan is presented below:

	Options Available for Grant	Number of Options Outstanding	Option Price per Share	Option Exercise Proceeds
				(in thousands)
Balance at December 31, 2004	365,455	746,884	$0.37	$277
Granted	(132,200)	132,200	$0.30	40
Exercised	—	—	—	—
Canceled	27,395	(27,395)	$0.30	(8)

Balance at June 30, 2005	260,650	851,689		$309
Granted	(171,600)	171,600	$0.39	66
Exercised	—	(102,647)	$0.30	(31)
Canceled	39,434	(39,434)	$0.30	(12)

Balance at June 30, 2006	128,484	881,208	$0.38	$332

The weighted average exercise price for all options outstanding as of June 30, 2006 and 2005 was $0.38 and $0.37, respectively. The weighted average remaining contractual life of outstanding options is 5.24 years. Options to purchase 419,564 and 326,818 shares of common stock were exercisable at June 30, 2006 and 2005, respectively.

(11) Common Shares Reserved for Future Issuance

At June 30, 2006, the Company had reserved a total of 5,176,359 of its authorized 7,000,000 shares of common stock for future issuance as follows:

2006
Outstanding stock options	881,208
Future issuance of stock options	128,484
Conversion of Series 1 preferred stock	4,166,667

Total	5,176,359

(12) Concentration

Revenues from two separate customers represented 74% and 59% of total revenue during the periods ending June 30, 2006 and 2005, respectively. At June 30, 2006 and 2005, the Company had receivables from these customers representing 67% and 74%, respectively, of total accounts receivable.

(13) Subsequent Event

On July 7, 2006, Digital Optics entered into a definitive agreement to sell the Company to Tessera Technologies for approximately $59.5 million. The agreement provides for approximately $8 million of the consideration to be placed into escrow to secure certain obligations of Digital Optics. Prior to the completion of the transaction the outstanding balances of the term loan and revolving credit facility were extinguished. The transactions was completed on July 18, 2006.